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                                                                      Exhibit 23

                       [Letterhead of Fahn, Kanne & Co.]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As the independent certified public accountants of Coral World International Ltd., we hereby consent to the incorporation of our report included in FORM 10-K into the Company's previously filed Registration Statement File No. 333-61895 and No. 333-55970.


                                                     /s/ Fahn Kanne & Co.
                                                       Fahn Kanne & Co.
                                             Certified Public Accountants (Isr.)

Tel-Aviv, Israel
March 26,2001